UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2009
Date of Report (Date of earliest event reported)

THE CUSTOM RESTAURANT & HOSPITALITY GROUP, INC.
(Exact name of registrant as specified in its charter)

339 N. Highway 101
Solana Beach, CA 92075
(Address of Principal Executive Offices)

Tel: (858) 755-0700
(Registrant’s Telephone Number)

Nevada	333-129664	98-0470356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Change in Registrant’s Certifying Accountant.

On June 30, 2009, the Custom Restaurant & Hospitality Group, Inc. (the “Company”) was notified by LBB & Associates Ltd., LLP (“LBB”) that they were resigning as the Company’s principal accountant effective on that date.  LBB’s reports on the Company’s financial statements for each of the fiscal years ended July 31, 2008 and July 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of a qualification with respect to uncertainty as to the Company’s ability to continue as a going concern.

During the fiscal years ended July 31, 2008 and July 31, 2007 and through the date of resignation , there were no disagreements between the Company and LBB on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to LBB’s satisfaction, would have caused LBB to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided LBB with a copy of the foregoing disclosures.  Attached as Exhibit 16.1 is a copy of LBB’s letter, dated July 2, 2009, stating its agreement with the foregoing disclosures.

Item 9.01                      Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

16.1	Letter of LBB & Associates Ltd., LLP to the United States Securities and Exchange Commission dated June July 2, 2009

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2009	THE CUSTOM RESTAURANT &
HOSPITALITY GROUP, INC.

By: /s/Robert L. Jennings
Robert L. Jennings, President